Exhibit 99.1

FedEx Corp. Reports Fourth Quarter and Full-Year Results

Additional Earnings Momentum Expected During Fiscal 2023

MEMPHIS, Tenn., June 23, 2022 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the quarter ended May 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2022		Fiscal 2021
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$24.4 billion	$24.4 billion	$22.6 billion	$22.6 billion
Operating income	$1.92 billion	$2.23 billion	$1.80 billion	$1.97 billion
Operating margin	7.9%	9.2%	8.0%	8.7%
Net income	$558 million	$1.80 billion	$1.87 billion	$1.36 billion
Diluted EPS	$2.13	$6.87	$6.88	$5.01

This year’s and last year’s quarterly and full-year consolidated results have been adjusted for:

	Fiscal 2022		Fiscal 2021
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market (MTM) retirement plans accounting adjustments	$3.83	$4.49	($3.44)	($3.33)
FedEx Ground legal matter	0.61	0.60	—	—
Business realignment costs	0.18	0.80	0.30	0.33
TNT Express integration expenses	0.12	0.39	0.18	0.60
Loss on debt extinguishment	—	—	1.09	1.11

“Our fiscal 2022 financial performance was a result of our team's ability to adapt to a number of unexpected challenges and is a testament to the FedEx value proposition and the execution of our long-term strategy,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “Our foundational investments have set the stage for a strong fiscal 2023. As we move forward, our focus will be on revenue quality and lowering our cost to serve. I am honored to lead our dedicated global team, who enable FedEx to lead the industry from a position of strength.”

Fourth Quarter Results

Fourth quarter operating income improved primarily due to revenue management actions, including the favorable net impact of fuel at each transportation segment, and lower variable compensation expense. These factors were partially offset by lower shipment demand due to slower economic growth and supply chain disruptions, as well as higher purchased transportation and wage rates.

Fourth quarter net income included a tax benefit of $46 million ($0.18 per diluted share) related to revisions of prior year estimates for actual tax return results.

FedEx Express operating results improved in the fourth quarter driven by revenue management actions, including increased fuel surcharges. Global volume softness, driven by COVID lockdowns, geopolitical uncertainty, and slower economic growth, partially offset the year-over-year improvement.

FedEx Ground operating results declined primarily due to higher self-insurance accruals and increased purchased transportation and wage rates. These costs were partially offset by higher revenue per package, including increased fuel surcharges. Average daily volume declined primarily due to yield management actions affecting the FedEx Ground Economy service.

FedEx Freight operating results sharply increased, with operating margin improving 570 basis points to 21.8%. The improved results were driven by a 28% increase in revenue per shipment from the continued focus on revenue quality and profitable growth.

Full-Year Results

For the full fiscal year, FedEx Corp. reported the following consolidated results (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2022		Fiscal 2021
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$93.5 billion	$93.5 billion	$84.0 billion	$84.0 billion
Operating income	$6.25 billion	$6.87 billion	$5.86 billion	$6.18 billion
Operating margin	6.7%	7.3%	7.0%	7.4%
Net income	$3.83 billion	$5.50 billion	$5.23 billion	$4.89 billion
Diluted EPS	$14.33	$20.61	$19.45	$18.17

Capital spending for fiscal 2022 was $6.8 billion.

Share Repurchases

During fiscal 2022 the company repurchased $2.2 billion of FedEx common stock. As of May 31, 2022, $4.1 billion remained under the existing share repurchase authorization. The company expects to repurchase $1.5 billion of FedEx common stock during the first half of fiscal 2023.

Outlook

FedEx is unable to forecast the fiscal 2023 mark-to-market (MTM) retirement plans accounting adjustments. FedEx also may incur additional costs in fiscal 2023 related to business optimization initiatives. The company is currently unable to forecast the amount and timing of these additional costs, which may impact the fiscal 2023 effective tax rate (ETR). As a result, FedEx is unable to provide a fiscal 2023 earnings per share or ETR outlook on a GAAP basis.

For fiscal 2023, FedEx is forecasting:

•
Earnings per diluted share of $22.45 to $24.45 before the MTM retirement plans accounting adjustments and costs related to business optimization initiatives;
•
Earnings per diluted share of $22.50 to $24.50 before the MTM retirement plans accounting adjustments and costs related to business optimization initiatives, and excluding estimated costs associated with business realignment activities;
•
ETR of approximately 24% prior to the MTM retirement plans accounting adjustments and costs related to business optimization initiatives; and
•
Capital spending of $6.8 billion, with a priority on investments to improve efficiency, including fleet and facility modernization, and increased automation.

These forecasts assume the company's current economic forecast and fuel price expectations, no additional COVID-19-related business restrictions, successful completion of the planned stock repurchases, and no additional adverse geopolitical developments. FedEx’s ETR and earnings per share forecasts are based on current law and related regulations and guidance.

“Our continued emphasis on revenue quality drove significant improvement in our fourth quarter results,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “We expect further momentum in fiscal 2023 and beyond as we execute on our initiatives to drive increased profitability and returns.”

Investors Meeting

On June 29, 2022, the FedEx executive team will discuss its strategy and plans for the future. These plans will guide the company’s short-term and long-term priorities for maximizing value for customers, stockholders, and team members. The meeting will be streamed beginning at 8:30 a.m. CDT at investors.fedex.com, and the materials presented will be available to download.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $94 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its 550,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m.

EDT on June 23, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics, and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our ability to successfully implement our FedEx Express workforce reduction plan in Europe and to continue to transform and optimize the FedEx Express international business, particularly in Europe; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2022 and Fiscal 2021 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2022 and 2021 consolidated operating income and margin, net income and diluted earnings per share, and adjusted fourth quarter and adjusted full-year fiscal 2022 and 2021 FedEx Express segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•
MTM retirement plans accounting adjustments in fiscal 2022 and 2021;
•
Business realignment costs in fiscal 2022 and 2021;
•
Costs related to a FedEx Ground legal matter in fiscal 2022;
•
TNT Express integration expenses incurred in fiscal 2022 and 2021; and
•
Loss on debt extinguishment in fiscal 2021.

The MTM retirement plans accounting adjustments, costs related to business realignment activities in connection with the FedEx Express workforce reduction plan in Europe, costs related to a FedEx Ground legal matter, and loss on debt extinguishment are excluded from our fourth quarter and full-year fiscal 2022 and 2021 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses. The charges related to accrued pre- and post-judgment interest incurred in connection with the FedEx Ground legal matter are extraordinary in nature and do not represent a recurring expense arising in our ordinary course of business.

We have incurred significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our fourth quarter and full-year fiscal 2022 and 2021 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees, salaries and employee benefits, advertising and travel expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2023 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2023 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes (i) fiscal 2023 MTM retirement plans accounting adjustments, (ii) costs related to business optimization initiatives in fiscal 2023, and (iii) estimated fiscal 2023 business realignment costs. Our fiscal 2023 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the impact of fiscal 2023 MTM retirement plans accounting adjustments and costs related to business optimization initiatives.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our fiscal 2023 EPS and ETR forecasts, as applicable, for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly impacted by changes in interest rates and the financial markets. We also may incur additional costs in fiscal 2023 related to business optimization initiatives. We are currently unable to forecast the amount and timing of these additional costs, which may impact the fiscal 2023 ETR. Accordingly, such adjustments and costs are not included in our fiscal 2023 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2023 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2023 MTM retirement plans accounting adjustments and costs related to business optimization initiatives could have a material impact on our fiscal 2023 consolidated financial results and ETR.

The table included below titled “Fiscal 2023 Earnings Per Share Forecast” outlines the impacts of the items that are excluded from our fiscal 2023 EPS forecast, other than the MTM retirement plans accounting adjustments and costs related to business optimization initiatives.

Fourth Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,924	7.9%	$126	$558	$2.13
MTM retirement plans accounting adjustment[3]	—	—	315	1,003	3.83
FedEx Ground legal matter[4]	210	0.9%	50	160	0.61
Business realignment costs[5]	60	0.2%	14	46	0.18
TNT Express integration expenses[6]	40	0.2%	8	32	0.12
Non-GAAP measure	$2,234	9.2%	$513	$1,799	$6.87

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$886	7.4%
Business realignment costs	60	0.5%
TNT Express integration expenses	38	0.3%
Non-GAAP measure	$984	8.2%

Full-Year Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$6,245	6.7%	$1,070	$3,826	$14.33
MTM retirement plans accounting adjustments[3]	—	—	379	1,199	4.49
Business realignment costs[5]	278	0.3%	64	214	0.80
FedEx Ground legal matter[4]	210	0.2%	50	160	0.60
TNT Express integration expenses[6]	132	0.1%	29	103	0.39
Non-GAAP measure	$6,865	7.3%	$1,592	$5,502	$20.61

Full-Year Fiscal 2022 (continued)

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[7]
GAAP measure	$2,922	6.4%
Business realignment costs	278	0.6%
TNT Express integration expenses	115	0.3%
Non-GAAP measure	$3,315	7.2%

Fourth Quarter Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[7]	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,797	8.0%	$745	$1,868	$6.88
MTM retirement plans accounting adjustment[3]	—	—	(292)	(936)	(3.44)
Loss on debt extinguishment	—	—	96	297	1.09
Business realignment costs[5]	106	0.5%	24	82	0.30
TNT Express integration expenses[6]	64	0.3%	15	49	0.18
Non-GAAP measure	$1,967	8.7%	$588	$1,360	$5.01

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[7]
GAAP measure	$737	6.5%
Business realignment costs	106	0.9%
TNT Express integration expenses	55	0.5%
Non-GAAP measure	$898	8.0%

Full-Year Fiscal 2021

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[7]
GAAP measure	$5,857	7.0%	$1,443	$5,231	$19.45
MTM retirement plans accounting adjustments[3]	—	—	(281)	(895)	(3.33)
Loss on debt extinguishment	—	—	96	297	1.11
TNT Express integration expenses[6]	210	0.3%	48	162	0.60
Business realignment costs[5]	116	0.1%	26	90	0.33
Non-GAAP measure	$6,183	7.4%	$1,332	$4,885	$18.17

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$2,810	6.7%
TNT Express integration expenses	176	0.4%
Business realignment costs	116	0.3%
Non-GAAP measure	$3,102	7.4%

Fiscal 2023 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share before MTM retirement plans accounting adjustments and costs related to business optimization initiatives (non-GAAP)[8]		$22.45 to $24.45

Business realignment costs	$20
Income tax effect[1]	(5)
Net of tax effect	$15	0.05

Earnings per diluted share with adjustments[8]		$22.50 to $24.50

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – The MTM retirement plans accounting adjustment reflects the year-end adjustment to the valuation of the company’s defined benefit pension and other postretirement plans. For the full-year fiscal 2022 period, the MTM retirement plans accounting adjustments also include the second quarter TNT Express MTM retirement plans accounting adjustment related to a noncash loss associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan. For the full-year fiscal 2021 period, the MTM retirement plans accounting adjustments also include the second quarter TNT Express MTM retirement plans accounting adjustment related to a noncash loss associated with amending a TNT Express European pension plan to harmonize retirement benefits.

4 – These charges were recognized at FedEx Corporation.

5 – Business realignment costs were recognized at FedEx Express.

6 – These expenses were recognized at FedEx Corporation and FedEx Express.

7 – Does not sum to total due to rounding.

8 – The MTM retirement plans accounting adjustments and costs related to business optimization initiatives, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2022

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2022	2021	Percent Change	2022	2021	Percent Change
Revenue:
FedEx Express segment	$11,939	$11,275	6	$45,814	$42,078	9
FedEx Ground segment	8,491	8,132	4	33,232	30,496	9
FedEx Freight segment	2,756	2,235	23	9,532	7,833	22
FedEx Services segment	76	8	850	253	32	691
Other and eliminations[1]	1,132	915	24	4,681	3,520	33
Total Revenue	24,394	22,565	8	93,512	83,959	11
Operating Expenses[2]:
Salaries and employee benefits	7,903	7,868	—	32,058	30,173	6
Purchased transportation	5,946	5,630	6	24,118	21,674	11
Rentals	1,177	1,082	9	4,712	4,155	13
Depreciation and amortization	1,018	975	4	3,970	3,793	5
Fuel	1,760	936	88	5,115	2,882	77
Maintenance and repairs	842	885	(5)	3,372	3,328	1
Business realignment costs[3]	60	106	(43)	278	116	140
Other[4]	3,764	3,286	15	13,644	11,981	14
Total Operating Expenses	22,470	20,768	8	87,267	78,102	12
Operating Income (Loss):
FedEx Express segment	886	737	20	2,922	2,810	4
FedEx Ground segment	849	1,105	(23)	2,642	3,193	(17)
FedEx Freight segment	602	360	67	1,663	1,005	65
Corporate, other, and eliminations[1]	(413)	(405)	2	(982)	(1,151)	(15)
Total Operating Income	1,924	1,797	7	6,245	5,857	7
Other (Expense) Income:
Interest, net	(158)	(186)	(15)	(636)	(741)	(14)
Other retirement plans (expense) income[5]	(1,106)	1,430	(177)	(726)	1,983	(137)
Loss on debt extinguishment[6]	—	(393)	NM	—	(393)	NM
Other, net	24	(35)	(169)	13	(32)	(141)
Total Other (Expense) Income	(1,240)	816	(252)	(1,349)	817	(265)
Income Before Income Taxes	684	2,613	(74)	4,896	6,674	(27)
Provision for Income Taxes	126	745	(83)	1,070	1,443	(26)
Net Income	$558	$1,868	(70)	$3,826	$5,231	(27)
Diluted Earnings Per Share	$2.13	$6.88	(69)	$14.33	$19.45	(26)
Weighted Average Common and Common Equivalent Shares	261	271	(4)	266	268	(1)
Capital Expenditures	$2,384	$1,682	42	$6,763	$5,884	15

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

2 – Includes integration expenses of $40 million for the fourth quarter and $132 million for the full year of fiscal 2022 and $64 million for the fourth quarter and $210 million for the full year of fiscal 2021.

3 – Includes business realignment costs associated with the workforce reduction plan in Europe for the fourth quarter and full year of fiscal 2022 and 2021.

4 – Includes $210 million for the fourth quarter and full year of fiscal 2022 in connection with a legal matter involving FedEx Ground included in “Corporate, other, and eliminations.”

5 – Includes a ($1.3) billion MTM adjustment for the fourth quarter and full year of fiscal 2022 and a $1.2 billion MTM adjustment for the fourth quarter and full year of fiscal 2021. Also includes a ($260 million) MTM adjustment for the full year of 2022 associated with the termination of a TNT Express European pension plan and a curtailment charge related to the U.S. FedEx Freight pension plan, as well as a ($52 million) MTM adjustment for the full year of fiscal 2021 associated with amending a TNT Express European pension plan to harmonize retirement benefits.

6 – Includes a loss of debt extinguishment for the fourth quarter and full year of fiscal 2021 associated with the capital allocation strategy, which includes reducing outstanding debt.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2022

(In millions)

(Unaudited)

	Year Ended May 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$6,897	$7,087
Receivables, less allowances	11,863	12,069
Spare parts, supplies, and fuel, less allowances	637	587
Prepaid expenses and other	968	837
Total current assets	20,365	20,580
Property and Equipment, at Cost	75,275	70,077
Less accumulated depreciation and amortization	37,184	34,325
Net property and equipment	38,091	35,752
Other Long-Term Assets
Operating lease right-of-use assets, net	16,613	15,383
Goodwill	6,544	6,992
Other assets	4,381	4,070
Total other long-term assets	27,538	26,445
	$85,994	$82,777
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$82	$146
Accrued salaries and employee benefits	2,531	2,903
Accounts payable	4,030	3,841
Operating lease liabilities	2,443	2,208
Accrued expenses	5,188	4,562
Total current liabilities	14,274	13,660
Long-Term Debt, Less Current Portion	20,182	20,733
Other Long-Term Liabilities
Deferred income taxes	4,093	3,927
Pension, postretirement healthcare, and other benefit obligations	4,448	3,501
Self-insurance accruals	2,889	2,430
Operating lease liabilities	14,487	13,375
Other liabilities	682	983
Total other long-term liabilities	26,599	24,216
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,712	3,481
Retained earnings	32,782	29,817
Accumulated other comprehensive loss	(1,103)	(732)
Treasury stock, at cost	(10,484)	(8,430)
Total common stockholders' investment	24,939	24,168
	$85,994	$82,777

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2022

(In millions)

(Unaudited)

	Year Ended May 31,
	2022	2021
Operating Activities:
Net income	$3,826	$5,231
Noncash charges:
Depreciation and amortization	3,970	3,793
Retirement plans mark-to-market adjustments	1,578	(1,176)
Loss on extinguishment of debt	—	393
Business realignment costs	53	102
Other, net	3,524	3,664
Changes in operating assets and liabilities, net	(3,119)	(1,872)
Net cash provided by operating activities	9,832	10,135
Investing Activities:
Capital expenditures	(6,763)	(5,884)
Business acquisitions, net of cash acquired	—	(228)
Purchase of investments	(147)	—
Proceeds from asset dispositions and other	94	102
Net cash used in investing activities	(6,816)	(6,010)
Financing Activities:
Principal payments on debt	(161)	(6,318)
Proceeds from debt issuances	—	4,212
Proceeds from stock issuances	184	740
Dividends paid	(793)	(686)
Purchase of treasury stock	(2,248)	—
Other, net	(1)	(38)
Cash used in financing activities	(3,019)	(2,090)
Effect of exchange rate changes on cash	(187)	171
Net (decrease) increase in cash and cash equivalents	(190)	2,206
Cash and cash equivalents at beginning of period	7,087	4,881
Cash and cash equivalents at end of period	$6,897	$7,087

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2022	2021	Percent Change	2022	2021	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,390	$2,165	10	$9,084	$8,116	12
U.S. Overnight Envelope	536	486	10	1,971	1,791	10
Total U.S. Overnight	2,926	2,651	10	11,055	9,907	12
U.S. Deferred	1,370	1,266	8	5,330	4,984	7
Total U.S. Package Revenue	4,296	3,917	10	16,385	14,891	10
International Priority	3,193	2,894	10	12,130	10,317	18
International Economy	766	705	9	2,838	2,632	8
Total International Export Package	3,959	3,599	10	14,968	12,949	16
International Domestic[1]	1,063	1,184	(10)	4,340	4,640	(6)
Total Package Revenue	9,318	8,700	7	35,693	32,480	10
Freight Revenue:
U.S.	779	833	(6)	3,041	3,325	(9)
International Priority	1,025	865	18	3,840	3,030	27
International Economy	423	420	1	1,653	1,582	4
International Airfreight	43	49	(12)	177	245	(28)
Total Freight Revenue	2,270	2,167	5	8,711	8,182	6
Other Revenue	351	408	(14)	1,410	1,416	—
Total Express Revenue	$11,939	$11,275	6	$45,814	$42,078	9
Operating Expenses:
Salaries and employee benefits	4,028	4,201	(4)	16,435	16,217	1
Purchased transportation	1,582	1,531	3	6,322	5,744	10
Rentals and landing fees	617	600	3	2,568	2,296	12
Depreciation and amortization	515	497	4	2,007	1,946	3
Fuel	1,521	789	93	4,418	2,461	80
Maintenance and repairs	513	586	(12)	2,120	2,228	(5)
Business realignment costs	60	106	(43)	278	116	140
Intercompany charges	498	540	(8)	1,997	1,996	—
Other	1,719	1,688	2	6,747	6,264	8
Total Operating Expenses	11,053	10,538	5	42,892	39,268	9
Operating Income	$886	$737	20	$2,922	$2,810	4
Operating Margin	7.4%	6.5%	0.9 pts	6.4%	6.7%	(0.3 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2022

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2022	2021	Percent Change	2022	2021	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,340	1,442	(7)	1,421	1,427	—
U.S. Overnight Envelope	494	519	(5)	506	505	—
Total U.S. Overnight Package	1,834	1,961	(6)	1,927	1,932	—
U.S. Deferred	1,159	1,307	(11)	1,262	1,351	(7)
Total U.S. Domestic Package	2,993	3,268	(8)	3,189	3,283	(3)
International Priority	742	796	(7)	786	752	5
International Economy	276	288	(4)	277	284	(2)
Total International Export Package	1,018	1,084	(6)	1,063	1,036	3
International Domestic[1]	1,808	2,171	(17)	1,954	2,362	(17)
Total Average Daily Packages	5,819	6,523	(11)	6,206	6,681	(7)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.45	$23.09	19	$25.07	$22.31	12
U.S. Overnight Envelope	16.68	14.41	16	15.28	13.90	10
U.S. Overnight Composite	24.55	20.79	18	22.50	20.11	12
U.S. Deferred	18.18	14.90	22	16.56	14.46	15
U.S. Domestic Composite	22.08	18.44	20	20.15	17.79	13
International Priority	66.22	55.89	18	60.54	53.84	12
International Economy	42.66	37.67	13	40.13	36.32	10
Total International Export Composite	59.82	51.05	17	55.21	49.03	13
International Domestic[1]	9.05	8.39	8	8.71	7.70	13
Composite Package Yield	$24.64	$20.51	20	$22.56	$19.06	18
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,660	8,662	(12)	7,935	9,231	(14)
International Priority	6,533	6,608	(1)	6,671	6,155	8
International Economy	11,544	11,691	(1)	11,978	12,245	(2)
International Airfreight	1,050	1,280	(18)	1,160	1,469	(21)
Total Avg Daily Freight Pounds	26,787	28,241	(5)	27,744	29,100	(5)
Revenue Per Freight Pound:
U.S.	$1.57	$1.48	6	$1.50	$1.41	6
International Priority	2.41	2.02	19	2.26	1.93	17
International Economy	0.56	0.55	2	0.54	0.51	6
International Airfreight	0.63	0.59	7	0.60	0.65	(8)
Composite Freight Yield	$1.30	$1.18	10	$1.23	$1.10	12
Operating Weekdays	65	65	—	255	255	—

1 – International Domestic revenue relates to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2022	2021	Percent Change	2022	2021	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,491	$8,132	4	$33,232	$30,496	9
Operating Expenses:
Salaries and employee benefits	1,683	1,577	7	7,101	6,060	17
Purchased transportation	3,791	3,602	5	15,232	14,126	8
Rentals	371	307	21	1,410	1,166	21
Depreciation and amortization	237	220	8	919	843	9
Fuel	10	6	67	32	21	52
Maintenance and repairs	151	140	8	584	496	18
Intercompany charges	494	504	(2)	1,954	1,862	5
Other	905	671	35	3,358	2,729	23
Total Operating Expenses	7,642	7,027	9	30,590	27,303	12
Operating Income	$849	$1,105	(23)	$2,642	$3,193	(17)
Operating Margin	10.0%	13.6%	(3.6 pts)	8.0%	10.5%	(2.5 pts)

OPERATING STATISTICS
Ground Commercial Operating Weekdays	65	65	—	258	256	1
Home Delivery and Economy Operating Days	91	91	—	359	359	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,500	4,572	(2)	4,549	4,312	5
Home Delivery	3,981	3,968	—	4,223	4,048	4
Economy	879	1,374	(36)	1,130	1,594	(29)
Total Average Daily Package Volume	9,360	9,914	(6)	9,902	9,954	(1)
Yield (Revenue Per Package)	$11.41	$10.31	11	$10.64	$9.70	10

1 – As FedEx Ground has expanded seven-day-per-week residential delivery coverage to virtually all of the U.S. population, Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis. Prior year statistical information has been revised to conform to the current year presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2022

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2022	2021	Percent Change	2022	2021	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,756	$2,235	23	$9,532	$7,833	22
Operating Expenses:
Salaries and employee benefits	1,109	982	13	4,140	3,666	13
Purchased transportation	256	245	4	976	827	18
Rentals	63	57	11	245	229	7
Depreciation and amortization	103	102	1	406	417	(3)
Fuel	228	140	63	662	398	66
Maintenance and repairs	79	63	25	274	227	21
Intercompany charges	131	136	(4)	517	505	2
Other	185	150	23	649	559	16
Total Operating Expenses	2,154	1,875	15	7,869	6,828	15
Operating Income	$602	$360	67	$1,663	$1,005	65
Operating Margin	21.8%	16.1%	5.7 pts	17.4%	12.8%	4.6 pts

OPERATING STATISTICS
Operating Weekdays	65	65	—	254	253	—
Average Daily Shipments (000s):
Priority	79.6	82.7	(4)	79.1	76.2	4
Economy	33.3	34.6	(4)	32.6	32.2	1
Total Average Daily Shipments	112.9	117.3	(4)	111.7	108.4	3
Weight Per Shipment (lbs):
Priority	1,092	1,105	(1)	1,092	1,104	(1)
Economy	953	982	(3)	947	987	(4)
Composite Weight Per Shipment	1,051	1,069	(2)	1,050	1,069	(2)
Revenue/Shipment:
Priority	$357.94	$279.51	28	$320.76	$269.98	19
Economy	412.09	322.26	28	368.08	313.67	17
Composite Revenue/Shipment	$373.92	$292.12	28	$334.57	$282.95	18
Revenue/CWT:
Priority	$32.79	$25.29	30	$29.38	$24.45	20
Economy	43.26	32.83	32	38.86	31.80	22
Composite Revenue/CWT	$35.59	$27.33	30	$31.88	$26.46	20